SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2000

HOLLINGER INTERNATIONAL INC.
(Exact name of Registrant as specified in its Charter)

DELAWARE (State or other Jurisdiction of Incorporation)	0-24004 (Commission File Number)	95-3518892 (IRS Employer Identification No.)

401 NORTH WABASH AVENUE SUITE 740
CHICAGO, ILLINOIS 60611
(Address of principal executive offices)

Registrant’s telephone number, including area code: (312) 321-2299

Item 2. Acquisition or Disposition of Assets.

      On November 16, 2000, the Registrant and the Registrant’s affiliates, Southam Inc. and Hollinger Canadian Newspapers, Limited Partnership (together with the Registrant, the “Selling Group”) completed the sale of Canadian newspapers and related assets to CanWest Global Communications Corp. (“CanWest”). Included in the sale were the following assets of the Selling Group:

•	a 50% interest in the National Post, while continuing as managing partner;

•	their metropolitan and a large number of their community newspapers in Canada (including the Ottawa Citizen, the Vancouver Sun, the Province, the Calgary Herald, the Edmonton Journal, the Montreal Gazette, The Windsor Star, The Regina Leader Post, the Star Phoenix and The Victoria Times-Colonist); and

•	their operating Canadian Internet properties, including “canada.com”.

      The aggregate sale price of these properties was approximately CDN $3.1 billion (US $2.0 billion), plus interest and subject to adjustments. The principle followed in determining the amount of such consideration was arm’s length negotiations.

      The sale resulted in the Hollinger group receiving approximately CDN $1.7 billion (US $1.1  billion) cash, approximately CDN $685 million (US $440 million) in voting and non-voting shares of CanWest valued for these purposes at CDN $25.00 per share (representing an approximate 15.1% equity interest and 5.7% voting interest) and subordinated non-convertible debentures of a holding company in the CanWest group having an aggregate principal amount of approximately CDN $750 million (US $483 million) bearing interest initially at 12 1/8% per annum.

      Further details of the transaction are contained in the press release dated November 16, 2000 (see Exhibit 99 hereto), which press release is incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

            (b) Pro forma Financial Information

      The following unaudited consolidated pro forma balance sheet as of September 30, 2000 gives effect to the disposition of assets described above as if the transaction had occurred on that date. The following unaudited consolidated pro forma statements of operations for the nine months ended September 30, 2000 and the year ended December 31, 1999 give effect to the disposition of assets as though it had occurred on January 1, 1999.

      The unaudited pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable in the circumstances. The adjustments are described in the accompanying notes.

      The unaudited pro forma financial information are not necessarily indicative of what the Company’s financial position or results of operations would have been if the disposition had occurred on January 1, 1999 nor are they necessarily indicative of the Company’s financial position or results of operations for any future date or period.

      The unaudited consolidated pro forma financial information should be read in conjunction with the Company’s financial statements and notes thereto included in the Company’s Annual Report on Form 10-K and the Company’s quarterly reports on Form 10-Q.

HOLLINGER INTERNATIONAL INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED PRO FORMA BALANCE SHEET
As of September 30, 2000
(Amounts in Thousands)

	As reported
	by Hollinger	Operations Sold	Pro Forma		Pro Forma
	International Inc.	to CanWest(a)	Adjustments		Balance Sheet

	(Unaudited)
ASSETS

Current assets:

Cash and cash equivalents	$88,430	$—	$122,800	(b)	$211,230

Accounts receivable, net	327,764	120,979			206,785

Due from affiliates	38,053	—			38,053

Inventories	45,862	19,116			26,746

Other current assets	17,830	3,739			14,091

Total current assets	517,939	143,834	122,800		496,905

Investments	213,082	—	721,000	(b)	934,082

Property, plant and equipment, net of accumulated depreciation	693,396	337,825	—		355,571

Intangible assets, net of accumulated amortization	1,899,131	1,008,549	—		890,582

Deferred financing costs and other assets	121,017	(17,082)	(7,201	)(h)	130,898

	$3,444,565	$1,473,126	$836,599		$2,808,038

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:

Current installments of long-term debt	$5,449	$—	$—		$5,449

Accounts payable and accrued expenses	338,486	86,136	—		252,350

Income taxes payable	43,547	—	104,551	(b)	148,098

Deferred revenue	87,006	19,805	—		67,201

Total current liabilities	474,488	105,941	104,551		473,098

Long-term debt, less current installments	1,809,282	—	(972,000	)(b)	837,282

Other long-term liabilities	275,598	43,729	351,692	(b)	583,561

Total liabilities	2,559,368	149,670	(515,757)		1,893,941

Minority interest	75,546	53,649 (c)	107,261	(d)	129,158

Redeemable preferred stock	13,023	—	—		13,023

Stockholders’ equity:

Class A common stock	1,058	—	—		1,058

Class B common stock	150	—	—		150

Additional paid-in capital	711,801	—	—		711,801

Accumulated other comprehensive income	(112,383)	—	—		(112,383)

Retained earnings	456,503	1,269,807	1,245,095		431,791

	1,057,129	1,269,807	1,245,095		1,032,417

Class A common stock in treasury, at cost	(249,770)	—	—		(249,770)

Issued shares in escrow	(10,731)	—	—		(10,731)

Total stockholders’ equity	796,628	1,269,807	1,245,095		771,916

	$3,444,565	$1,473,126	$836,599		$2,808,038

      The accompanying notes are an integral part of these financial statements.

HOLLINGER INTERNATIONAL INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED PRO FORMA STATEMENT OF OPERATIONS
For the Twelve Months Ended December 31, 1999
(Amounts in Thousands, Except Per Share Data)

	As reported by
	Hollinger	Operations Sold	Pro Forma		Pro Forma
	International Inc.	to CanWest (a)	Adjustments		Income Statement

Operating revenues:

Advertising	$1,557,033	$595,466	$—		$961,567

Circulation	487,002	137,330	—		349,672

Job printing and other	103,367	41,248	—		62,119

Total operating revenues	2,147,402	774,044	—		1,373,358

Operating costs and expenses:

Newsprint	310,850	101,927	—		208,923

Compensation costs	684,365	277,232	—		407,133

Other operating costs	791,931	185,200	(3,250	) (f)	603,481

Infrequent items	22,046	—	—		22,046

Depreciation	64,153	31,369	—		32,784

Amortization	61,255	25,451	—		35,804

Total operating costs and expenses	1,934,600	621,179	(3,250)		1,310,171

Operating income	212,802	152,865	3,250		63,187

Other income (expense):

Interest expense	(131,600)	—	57,019	(g)	(74,581)

Amortization of debt issue costs	(16,209)	—	8,686	(h)	(7,523)

Interest income	7,716	—	61,256	(i)	68,972

Other income (expense), net	340,117	470	(9,187	) (j)	330,460

Total other income (expense)	200,024	470	117,774		317,328

Earnings before income taxes, minority interest and extraordinary item	412,826	153,335	121,024		380,515

Provision for income taxes	155,203	65,246	44,306	(k)	134,263

Earnings before minority interest and extraordinary item	257,623	88,089	76,718		246,252

Minority interest	7,088	3,697 (e)	(20,052	) (l)	(16,661)

Earnings before extraordinary item	250,535	84,392	96,770		262,913

Extraordinary item from debt extinguishments	(5,183)	—	—		(5,183)

Net earnings	$245,352	$84,392	$96,770		$257,730

Basic earnings per share before extraordinary item	$2.35				$2.47

Diluted earnings per share before extraordinary item	$2.13				$2.24

Basic earnings per share	$2.30				$2.42

Diluted earnings per share	$2.09				$2.19

Weighted average shares outstanding- basic	102,553				102,553

Weighted average shares outstanding-diluted	117,610				117,610

     The accompanying notes are an integral part of these financial statements.

HOLLINGER INTERNATIONAL INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED PRO FORMA STATEMENT OF OPERATIONS
For the Nine Months Ended September 30, 2000
(Amounts in Thousands, Except Per Share Data)

	As reported by
	Hollinger	Operations Sold	Pro Forma		Pro Forma
	International Inc.	to CanWest (a)	Adjustments		Income Statement

	(Unaudited)
Operating revenues:

Advertising	$1,203,922	$470,873	$—		$733,049

Circulation	356,878	102,861	—		254,017

Job printing and other	80,013	23,012	—		57,001

Total operating revenues	1,640,813	596,746	—		1,044,067

Operating costs and expenses:

Newsprint	233,571	78,662	—		154,909

Compensation costs	526,561	220,655	—		305,906

Stock based compensation	1,652	—	—		1,652

Other operating costs	609,843	146,840	(5,000	)(f)	458,003

Infrequent items	5,439	—	—		5,439

Depreciation	48,967	23,905	—		25,062

Amortization	46,737	19,655	—		27,082

Total operating costs and expenses	1,472,770	489,717	(5,000)		978,053

Operating income	168,043	107,029	5,000		66,014

Other income (expense):

Interest expense	(112,142)	—	53,797	(g)	(58,345)

Amortization of debt issue costs	(7,781)	—	2,133	(h)	(5,648)

Interest income	5,283	—	46,376	(i)	51,659

Other income (expense), net	27,066	540	11,299	(j)	37,825

Total other income (expense)	(87,574)	540	113,605		25,491

Earnings before income taxes, minority interest	80,469	107,569	118,605		91,505

Provision for income taxes	32,628	45,221	43,661	(k)	31,068

Earnings before minority interest	47,841	62,348	74,944		60,437

Minority interest	18,875	5,127 (e)	(9,129	) (l)	4,619

Net earnings	$28,966	$57,221	$84,073		$55,818

Basic earnings per share	$0.22				$0.50

Diluted earnings per share	$0.22				$0.48

Weighted average shares outstanding- basic	98,594				98,594

Weighted average shares outstanding- diluted	102,943				103,875

      The accompanying notes are an integral part of these financial statements.

Notes to Pro Forma Consolidated Financial Information

      The pro forma financial information has been derived by the application of pro forma adjustments to our historical financial statements as of the dates noted. Pro forma adjustments to the pro forma consolidated financial statements are described in the following notes:

      (a)   Operations sold to CanWest represents the assets, liabilities, revenues and costs of the operations sold to
              CanWest as previously described in Item 2.

      (b)   Gross proceeds at fair value received on sale of the Canadian newspapers and related assets were as follows:

US $000
Cash	1,116,000

CanWest Debentures	448,000

CanWest shares	273,000

$1,837,000

              Costs of the transaction are estimated at Cdn. $33,000,000 or U.S.$21,200,000.

              The cash was used to pay down long-term debt as follows:

US $000
Bank Credit Facility	922,200

Southam notes	49,800

$972,000

              Interest income, on the excess cash of approximately $123 million, has not been included in the determination of net earnings on a pro forma basis.

              Income taxes totalling approximately $456 million have been provided in respect of the assets sold, being $104 million of current income taxes and $352 million of deferred income taxes.

      (c)   Represents the minority interest in Hollinger Canadian Newspapers, Limited Partnership's share of the book value of net assets sold to CanWest.

      (d)   Represents the minority interest in Hollinger Canadian Newspapers, Limited Partnership's share of the sales proceeds and CanWest's interest in the National Post at book value.

      (e)   Represents the minority interest in Hollinger Canadian Newspapers, Limited Partnership's share of the results of the operations sold to CanWest.

      (f)   Represents the reduction in management and administrative fees charged to the group by Hollinger Inc.
              and its affiliates as a result of the sale of the properties.

      (g)   Represents the interest expense on the long-term debt repaid with the cash proceeds.

      (h)   Represents the write off of deferred finance costs and related amortization in respect of the debt repaid with the cash proceeds.

       (i)   Represents interest income on the CanWest debenture at 12 1/8% per annum.

       (j)   Represents foreign exchange gain or loss resulting from the translation of debt denominated in foreign currency that was repaid with the cash proceeds.

      (k)   Represents provision for income tax on the pro forma adjustments.

      (l)    Represents the minority interest share of interest income on the CanWest debenture held by the Hollinger
              Canadian Newspaper, Limited Partnership and CanWest's 50% share of the net losses of the National Post.

            (c) Exhibits

      The exhibits required to be filed as part of this Current Report on Form 8-K, are listed in the attached Index to Exhibits.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

HOLLINGER INTERNATIONAL INC.

Date: December 1, 2000	By: /s/ Fred Creasey Name: Fred Creasey Title: Group Corporate Controller

Index to Exhibits

Exhibit Number	Description

2.1	Transaction Agreement dated July 30, 2000 among Hollinger International Inc., Southam Inc., Hollinger Canadian Newspapers, Limited Partnership, HCN Publications Company and CanWest Global Communications Corporation.

2.2	Amending Agreement to the Transaction Agreement dated November 15, 2000 among Hollinger International Inc., Southam Inc., Hollinger Canadian Newspapers, Limited Partnership, HCN Publications Company and CanWest Global Communications Corporation.

Pursuant to Reg. S-K, Item 601(b)(2), the Registrant agrees to furnish a copy of the Disclosure Schedules to such agreements to the Commission upon request.

99.1	Press release dated November 16, 2000.